Exhibit 10.5

FIRST AMENDED AND RESTATED FEE ARRANGEMENT AGREEMENT

This First Amended and Restated Fee Arrangement Agreement dated as of August 15, 2016 and effective as of June 30, 2016 (the “Agreement”), by and among Sydling Futures Management LLC (“Sydling”), Sydling WNT Master Fund (the “Master Fund”), and UBS Securities LLC (“UBS Securities” and together with Sydling and the Master Fund, the “Parties”).

WHEREAS, the Parties entered into a Customer Agreement dated as of November 4, 2011 (the “Customer Agreement”);

WHEREAS, the Parties entered into a Fee Arrangement Agreement as of October 8, 2012 to set forth the fee and interest income payments to be made by the Parties, among other things; and

WHEREAS, the Parties hereto desire to enter into this Agreement to reflect a change in the fee and interest income payments to be made by the Parties, among other things;

NOW, THEREFORE, the Parties agree as follows:

1.              Sydling, a registered commodity pool operator and commodity trading advisor, will provide trading manager services to the Master Fund, which acts as a trading vehicle for all of the funds listed in Appendix A, as may be amended from time to time (each, a “Feeder Fund” and collectively the “Feeder Funds”).

2.              UBS Securities will provide commodity brokerage and clearing services for the Master Fund and will act as commodity broker to the Master Fund and to each of the Feeder Funds.

3.              The Master Fund receives capital contributions from the Feeder Fund(s) from time to time.  As soon as practicable after receipt, the Master Fund shall deposit or cause to be deposited such capital contributions in the brokerage account with UBS Securities (the “Account”).  The Master Fund shall maintain all of its assets, as they from time to time exist, in the Account, except for such amounts as may be necessary or desirable to be maintained in a bank account or with a broker to facilitate over-the-counter currency transactions and for the payment of Master Fund expenses, withdrawals, or distributions.

The Master Fund shall pay UBS Securities its allocable share of all actual transaction fees (including floor brokerage, exchange, clearing, give-up, user and National Futures Association fees).  Transaction fees shall be paid by the Master Fund on a daily basis along with initial and variation margin, as per the daily statements.

4.              Based on amounts in the Master Fund’s brokerage account, Sydling shall calculate, and shall be responsible for the accuracy of, the amounts to be credited, in the case of interest income, as set forth herein.  All of the assets of the Master Fund which are deposited in the Account will be deposited and maintained in cash and/or in U.S. government securities.  During the term of this Agreement, Sydling shall, approximately 10 days following the end of each calendar month, credit the Master Fund’s brokerage account with a sum representing interest on 100% of the average daily equity in U.S. dollars in the Account during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at the then-prevailing 30-day U.S. Treasury bill rate.  Sydling will receive interest on long USD cash balances deposited with UBS Securities at a blended rate of return reflecting amounts earned on client cash held at central counterparties, brokers and third party banks (the “UBS Securities Reference Rate”) less 0.25% per annum.  The UBS Securities Reference Rate will be calculated daily.  In the event the UBS Securities Reference Rate is less than 0.25%, zero interest will be accrued for that day.  The interest will accrue daily and be paid to Sydling on a monthly basis.  In the event that there are other currencies deposited, UBS Securities will pay Sydling interest on those deposits at the rate UBS Securities receives on long cash balances from the applicable exchanges or brokers.  Any interest earned on the Master Fund’s account in excess of the amounts described above, if any, shall be retained by Sydling.

5.              The terms of this Agreement and of the Customer Agreement shall be construed so as to give maximum effect to both documents, but in the case of any inconsistency, the terms of this Agreement shall control.

6.              This Agreement shall continue in effect until such time as the Customer Agreement is terminated pursuant to the terms thereof.

THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

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AGREED TO this 15th day of August, 2016.

UBS Securities LLC

By:	/s/ Mark Daniels
Name:	Mark Daniels
Title:	US Head of Clearing and Execution

Sydling WNT Master Fund LLC

By: Sydling Futures Management LLC

By:	/s/ Jerry Pascucci
Name:	Jerry Pascucci
Title:	President and Director

Sydling Futures Management LLC

By:	/s/ Jerry Pascucci
Name:	Jerry Pascucci
Title:	President and Director

Appendix A

Feeder Funds

•                  Cavendish Futures Fund LLC